UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	March 13, 2008
(Date of earliest event reported):	March 12 2008

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The purpose of this Current Report is to report the following compensation arrangements for the named executive officers (the “NEO’s”)1 of D&E Communications, Inc. (the “Company”): (i)  awards for 2007 under the Company’s Short-Term Incentive Plan (the “STIP”); (ii)  base salary adjustments for 2008; and (iii)  the entry into a Non-Compete Agreement with Stuart L. Kirkwood.

(i)  The STIP provides for cash incentive awards, expressed as percentages of base salary, based on the level of earnings before interest, taxes, depreciation and amortization (“EBITDA”) achieved by the Company. The EBITDA performance goals reward a range of performance, which includes threshold, target and optimum performance levels. Performance levels achieved between these levels are rewarded based on a pro-rated scale.

The Compensation Committee (the “Committee”) of the Board of Directors of the Company has confirmed the level of EBITDA achieved in 2007 and, based on that level, has approved payment under the STIP of cash incentive compensation at an attainment level between the target and the optimum performance levels. The threshold, target and optimum EBITDA performance goals, and the corresponding award percentages, were previously established for each of the NEO’s at the January 4, 2006, Committee meeting.

The Committee reported to the Board of Directors the attainment level under the 2007 STIP for the NEO’s. The independent directors of the Board of Directors approved the recommendations of the Committee (subject to completion of the Company’s audited financial statements), and the following table sets forth the 2007 STIP awards to each of the NEO’s:

Name	Title	Amount
James W. Morozzi	President and Chief Executive Officer D&E Communications, Inc.	$113,005
Thomas E. Morell	Senior Vice President, Chief Financial Officer, Secretary and Treasurer, D&E Communications, Inc.	$78,506
Albert H. Kramer	Senior Vice President of Operations D&E Communications, Inc.	$68,266
Stuart L. Kirkwood	Vice President of Engineering Operations D&E Communications, Inc.	$37,554

(ii)  The Committee has reviewed the 2008 salaries of the Company’s NEO’s and, as is customary, the Committee considered annual adjustments as may be appropriate. The Committee presented to the Board of Directors its 2008 annual base salary recommendations for all NEO’s. The 2008 salaries in the table below were based on the Committee’s review of market data provided by an outside consulting firm retained to evaluate the Company’s compensation programs. James W. Morozzi made recommendations to the Committee with

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1 The NEO’s are the individuals for whom disclosure was required in the Company’s 2007 proxy statement. The fifth NEO listed in the 2007 proxy statement, W. Garth Sprecher, retired effective November 1, 2007.

regard to Messrs. Morell and Kramer, while Albert H. Kramer made recommendations for Mr. Kirkwood, with which Mr. Morozzi concurred. The Board of Directors approved the recommendations of the Committee (subject to confirmation that such increases were consistent with the Company’s overall compensation structure) and the 2008 base salaries will be effective as of March 17, 2008.

The following table sets forth the annual base salaries of the Company’s NEO’s for 2008:

Name	Title	2008 Base Salary
James W. Morozzi	President and Chief Executive Officer D&E Communications, Inc.	$275,000
Thomas E. Morell	Senior Vice President, Chief Financial Officer, Secretary and Treasurer D&E Communications, Inc.	$250,000
Albert H. Kramer	Senior Vice President of Operations D&E Communications, Inc.	$210,000
Stuart L. Kirkwood	Vice President of Engineering Operations D&E Communications, Inc.	$167,500

(iii)  The Company has entered into a Non-Compete Agreement (the “Kirkwood Agreement”), with Stuart L. Kirkwood, an NEO. The Kirkwood Agreement is in the same form as agreements with a number of other non-NEO employees of the Company and is being filed as an exhibit to the Company’s Annual Report on Form 10-K being filed on March 13, 2008. The following sets forth the material elements of the Kirkwood Agreement:

▪ Employment at will;

▪   In the case of a change of control accompanied by a termination of employment without cause by the Company or a termination of employment by Mr. Kirkwood for specified reasons, the payment of a severance benefit equal to one times his annual base salary, the payment of an annual incentive award for which he would otherwise be eligible and Company-paid outplacement services;

▪ A non-competition covenant with a one-year duration and a 75-mile geographic scope;
▪ A one-year non-solicitation covenant as to the Company’s employees;
▪ Customary confidential information, conflict of interest, work for hire and company property provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2008	D&E COMMUNICATIONS, INC. By: /s/ Thomas E. Morell Thomas E. Morell Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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